EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Sterling Financial Corporation
Spokane, Washington
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-136001 and 333-130512) and Form S-8 (No. 333-144956, 333-141006, 333-136000, 333-139490, 333-111802, 333-105723, 333-61452, 333-44078, and 333-69481) of Sterling Financial Corporation, of our reports dated February 28, 2008, relating to the consolidated financial statements and the effectiveness of Sterling Financial Corporation’s internal control over financial reporting, which appear in this Form 10-K.
BDO Seidman, LLP
Spokane, Washington
February 28, 2008